Registration No. 333-91876

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                                (Amendment No. 2)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            PRACTICAL PLASTICS, INC.
                 (Name of small business issuer in its charter)

        NEVADA                            3089                     37-1431223
(State or jurisdiction             (Primary Standard            (I.R.S. Employer
 of incorporation or                   Industrial                Identification
    organization)                 Classification Code                Number)
                                        Number)

                             18712 Curry Powder Lane
                           Germantown, Maryland 20874
                             Telephone: 301-916-4743
          (Address and telephone number of principal executive offices)

                          Steven E. Stocker, President
                             18712 Curry Powder Lane
                           Germantown, Maryland 20874
                             Telephone: 301-916-4743

           (Name, address, and telephone number of agent for service)

                        Copies of all communications to:
                             David B. Stocker, Esq.
                      4745 North Seventh Street, Suite 234
                             Phoenix, Arizona 85014
                             Telephone: 602-235-9080
                             Facsimile: 602-235-9040

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement or the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of each      Proposed      Proposed          Proposed
class of           dollar        maximum           maximum          Amount of
securities to      amount to     offering price    aggregate        registration
be registered      registered    per unit          offering price   fee
--------------------------------------------------------------------------------
Common Stock(1)    $150,000      $0.40             $150,000          $13.80

                                                         Total:      $13.80

----------
(1) Estimated solely for purposes of calculating registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

Pursuant to Rule 416 of the Act, this registration statement also covers such indeterminate additional shares of common stock as may become issuable as a result of stock splits, stock dividends or other similar events.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                            PRACTICAL PLASTICS, INC.

                     Minimum: 125,000 Shares of Common Stock
                     Maximum: 375,000 Shares of Common Stock
                                 $0.40 per Share

This is our initial public offering, and no public market currently exists for our shares. Our offering will terminate on the earlier of (i) the date when the sale of the 375,000 shares by the company is completed or (ii) one hundred and eighty (180) days from the date of this prospectus, unless we extend this offering, without further notice, for an additional ninety (90) days. Notwithstanding the conditions (i) and (ii) above, we may, in our sole discretion, terminate this offering prior to one hundred and eighty (180) days from the date of this prospectus by a unanimous vote of our Board of Directors.

We are offering the shares of common stock in a self-underwritten offering. No underwriting arrangements for this offering exist. The proceeds from the sale of up to 375,000 shares of common stock will be available directly to our company. The proceeds of the first 125,000 shares will be held in our counsel's attorney trust account pursuant to an escrow agreement.

              Number                     Underwriting
                of       Offering        Discounts &       Proceeds to
              Shares      Price          Commissions       the Company
-----------------------------------------------------------------------
Per Share        1       $      0.40       $0.00           $      0.40
Total:
  Minimum    125,000     $ 50,000.00       $0.00           $ 50,000.00
  Maximum    375,000     $150,000.00       $0.00           $150,000.00

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                               October ____, 2002

                    [Inside Front Cover and Back Cover Pages]

                      Dealer Prospectus Delivery Obligation

     Until ______________, 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

PART I: INFORMATION REQUIRED IN PROSPECTUS

  Item 3.   Summary Information and Risk Factors.............................. 4
  Item 4.   Use of Proceeds................................................... 9
  Item 5.   Determination of Offering Price...................................10
  Item 6.   Dilution..........................................................11
  Item 7.   Selling Security Holders..........................................11
  Item 8.   Plan of Distribution..............................................11
  Item 9.   Legal Proceedings.................................................13
  Item 10.  Directors, Executive Officers, Promoters and
              Control Persons.................................................13
  Item 11.  Security Ownership of Certain Beneficial Owners and Management....14
  Item 12.  Description of Securities.........................................15
  Item 13.  Interests of Named Experts and Counsel............................15
  Item 14.  Disclosure of Commission Position of Indemnification
              for Securities Act Liabilities..................................16
  Item 15.  Organization Within Last Five Years...............................16
  Item 16.  Description of Business...........................................16
  Item 17.  Management's Discussion and Plan of Operation.....................23
  Item 18.  Description of Property...........................................26
  Item 19.  Certain Relationships and Related Transactions....................26
  Item 20.  Market for Common Equity and Related Stockholder Matters..........26
  Item 21.  Executive Compensation............................................27
  Item 22.  Financial Statements..............................................27
  Item 23.  Changes In and Disagreements With Accountants on Accounting
              and Financial Disclosure........................................28

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

  Item 24.  Indemnification of Directors and Officers.........................28
  Item 25.  Other Expenses of Issuance and Distribution.......................28
  Item 26.  Recent Sales of Unregistered Securities...........................29
  Item 27.  Exhibits..........................................................29
  Item 28.  Undertakings......................................................30

                   PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3. SUMMARY INFORMATION AND RISK FACTORS

This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including those set forth under "Risk Factors" and elsewhere in this prospectus. You should read and carefully consider the entire prospectus before making a decision to purchase our common stock.

OUR COMPANY

We were incorporated in the State of Nevada on November 24, 1998, as Magic Stories, Inc. On May 24, 2002, Magic Stories, Inc. changed its name to Practical Plastics, Inc. ("we," "us," "our," or the "company"). We intend to develop, market and sell the "Freedom Flask(R)", a portable beverage distribution system. We have yet to commence planned operations. As of the date of this prospectus, we have engaged in only limited start-up efforts and have not generated any revenues. Taking these facts into account, our independent auditor has expressed substantial doubt about our ability to continue as a going concern.

As of the date of this prospectus, we have 10,000,000 shares of $0.001 par value common stock issued and outstanding.

Our administrative office is located at 18712 Curry Powder Lane, Germantown, Maryland 20874, telephone: 301-916-4743.

Our fiscal year end is March 30th.

THE OFFERING

We are offering a minimum of 125,000 shares of common stock, and a maximum of 375,000 shares of common stock. The proceeds of the first 125,000 shares will be held in our counsel's attorney trust account pursuant to an escrow agreement. If we do not sell at least 125,000 shares, we will return the monies raised to the respective investors without interest. We have set the offering price at $0.40 per share. We are offering the shares of common stock in a self-underwritten offering. No underwriting arrangements exist for this offering.

We plan to use the proceeds from the sale of up to 375,000 shares of common stock available for office equipment and supplies, product development and manufacturing, marketing, and general working capital.

This offering shall terminate on the earlier of (i) the date when the sale of 375,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus, unless we extend this offering, without further notice, for an additional ninety (90) days. Notwithstanding the conditions (i) and (ii) above, we may, in our sole discretion, terminate the offering prior to one hundred and eighty (180) days from the date of this prospectus by a unanimous vote of our Board of Directors.

Our transfer agent is Holladay Stock Transfer, 2939 North 67th Place, Scottsdale, Arizona 85251, telephone 480-481-3940.

We will pay all costs and expenses relating to the registration of our common stock.

The purchase of the common stock of this offering hereby involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for the common stock exists. See "Risk Factors" and "Dilution."

                          FINANCIAL SUMMARY INFORMATION

We have derived the following Summary Financial Summary and Operating Data from our financial statements for the periods indicated. You should read the following financial data in conjunction with the our financial statements and the notes thereto included elsewhere in this Registration Statement.

                                          Two Months      Year Ending      Year Ending
                                        Ending May 31,     March 31,        March 31,
                                            2002             2002             2001
                                         -----------      -----------      -----------
                                          (Audited)        (Audited)        (Audited)
Statement of Operations

Income statement data:

Revenues                                 $         0      $         0      $         0

Income (loss) from operations            $         0      $         0      $         0

Net Interest Expense                     $        --      $        --               --

Income (loss) before income taxes        $      (752)     $      (185)     $      (185)

Income tax                               $         0      $         0      $         0

Net income (loss)                        $      (752)     $      (185)     $      (185)

Per share data:

Weighted average shares outstanding       10,000,000       10,000,000       10,000,000

Net Income (loss)                        $    (2,552)     $      (185)            (185)

Balance sheet data:

Working capital (deficiency)             $       100      $         0                0

Total assets                             $       100      $         0                0

Long term debt                           $        --      $        --                0

Total liabilities and
  stockholders' equity                   $       100      $         0                0

                                  RISK FACTORS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS REGISTRATION INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE YOU THAT WE WILL EVER GENERATE REVENUES, OR THAT WE WILL BE ABLE TO DEVELOP OPERATIONS WHICH MAY EVER YIELD A PROFIT.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, YOU WILL BE UNABLE TO DETERMINE WHETHER WE WILL EVER BECOME PROFITABLE; OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The company was incorporated in November of 1998. Our operating history is very limited. To date, we have not generated any revenues and may incur losses in the foreseeable future. We have no demonstrable operations record on which you can rely to evaluate our business and prospects. We have a limited operating history and face many of the risks and difficulties frequently encountered in rapidly evolving markets, including the sales of plastic containers intended for a narrow target market. Taking these facts into account, our independent auditor has expressed substantial doubt about our ability to continue as a going concern. Further, we cannot assure you that we will be profitable in the future.

BECAUSE WE HAVE SUBSTANTIAL NEAR-TERM CAPITAL NEEDS AND WE MAY BE UNABLE TO OBTAIN ADDITIONAL FUNDING, WE MAY NEVER BECOME PROFITABLE.

We will require funding over the next twenty-four (24) months to continue to expand and develop our business. We estimate that we may need up to an additional $200,000 to fund our operations during the period of the 13 to 24 months subsequent to the completion of this offering. Our capital requirements will depend on many factors including the level of our sales. The percentage ownership of our current shareholders will be reduced if additional funds are raised through the issuance of equity securities. Such equity securities may have rights, preferences, and privileges senior to those of our common stock holders. Further, we cannot assure you that additional capital will be available on terms favorable to our company or our shareholders.

Our cash requirements may vary materially depending on our rate of development and expansion, results, competitive and technological advances and other factors. If adequate funds are not available, we may be required to significantly curtail operations or obtain funds by entering into collaboration agreements, which may contain unfavorable terms. Our inability to raise capital would have a material adverse effect on our business, financial condition, and operations.

BECAUSE OUR MANAGEMENT MAINTAINS DISCRETION REGARDING THE USE OF OUR OFFERING PROCEEDS, YOU WILL HAVE NO INFLUENCE IF WE DO NOT RAISE THE MAXIMUM AMOUNT IN THIS OFFERING.

In the case that the offering does not reach the maximum and the total proceeds are less than the maximum indicated in our "Use of Proceeds" table below, we will have the discretion to apply the available net proceeds to the various indicated uses not to exceed the dollar amounts established in the table. See page 12. You will also have no influence over our decisions concerning how we may alter the use of our offering proceeds.

OUR BOARD OF DIRECTORS HAS THE AUTHORITY TO ISSUE SHARES WITHOUT SHAREHOLDER CONSENT AND THEREFORE, THEY MAY ISSUE SHARES WHICH COULD CAUSE YOUR SHARES TO BE WORTH LESS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of a maximum of fifty million (50,000,000) shares of common stock with a par value of $.001 per share. As of May 31, 2002, there were 10,000,000 common shares issued and outstanding and no shares of preferred stock outstanding. The authority of our Board of Directors to issue stock without shareholder consent may have a depressive effect on the market value of our stock even prior to any such designation or issuance of the preferred stock.

BECAUSE OUR PRINCIPAL STOCKHOLDER, STEVEN E. STOCKER, OWNS APPROXIMATELY 99% OF OUR COMMON STOCK, YOU MAY HAVE NO INFLUENCE OVER MATTERS REQUIRING SHAREHOLDER APPROVAL.

Steven E. Stocker has the ability to significantly control our company's affairs and management. He currently owns 99% of our common stock, giving him significant influence over all matters requiring approval by our stockholders, but not requiring approval of minority stockholders. In addition, Mr. Stocker has the voting power to elect all members of our Board of Directors. Such control could adversely affect the market value of our common stock or delay or prevent a change in control of our company. In addition, Mr. Stocker may control most corporate matters requiring stockholder approval by written consent, without the need for a duly-noticed and duly-held meeting of stockholders.

BECAUSE WE HAVE NEVER PAID DIVIDENDS, YOU MAY NOT EARN INCOME ON YOUR
INVESTMENT.

As a newly formed corporation, we have never paid dividends and therefore, you may never get income from your investment. We do not anticipate declaring or paying any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Our future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be subject to covenants contained in loan or other financing documents that we may execute. Accordingly, we cannot assure you that we will ever declare or pay cash dividends of any kind.

BECAUSE WE ARE IN A HIGHLY COMPETITIVE MARKET, WE ARE AT A COMPETITIVE DISADVANTAGE WHICH MAY HINDER OUR ABILITY TO BECOME PROFITABLE.

We are and will continue to be an insignificant participant in the business of designing and marketing plastic containers. A large number of established and well-financed entities, including small public companies and private firms, are engaged in businesses similar to our company. In addition, these companies are better financed and have a broader range of customers which makes it easier for them to expand into the market that we are attempting to enter. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do and, consequently, we will be at a competitive disadvantage in our market.

BECAUSE MANAGEMENT ONLY DEVOTES A LIMITED AMOUNT OF TIME TO THE COMPANY, WE MAY NOT REALIZE OUR GROWTH POTENTIAL.

No one person from our management anticipates devoting no more than 20 hours per week to the business of our company. None of our officers have entered into written employment agreements with us and none is expected to do so in the foreseeable future. This limited commitment may adversely affect our ability to grow and reach our goals.

BECAUSE OUR MANAGEMENT IS INVOLVED IN OTHER BUSINESSES ACTIVITIES, THERE MAY BE A CONFLICT WITH OUR INTERESTS AND WE HAVE NO POLICY FOR THE RESOLUTION OF THESE POSSIBLE CONFLICTS.

Our management is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, our management may face a conflict in selecting between our company and their other business interests. We have not formulated a policy for the resolution of such conflicts.

BECAUSE WE ARE DEPENDENT ON KEY PERSONNEL, OUR BUSINESS COULD FAIL IF WE LOSE THE SERVICES OF OUR MANAGEMENT OR OUR INDEPENDENT CONSULTANT.

Our success is heavily dependent upon the continued active participation of our current executive officers, Steven E. Stocker and David J. McBride, and our independent consultant, Jonathan A. Firestein. The loss of their services could have a material adverse effect upon the development of our business. We do not maintain "key person" life insurance on the lives of our management or our consultant. We have a written consulting agreement with Mr. Firestein, but we do not have written employment agreements with our Mr. Stocker or Mr. McBride. We cannot assure you that we will be able to recruit or retain other qualified personnel should that necessity arise.

BECAUSE WE INTEND TO DEPEND ON ONE COMPANY TO MANUFACTURE OUR INITIAL PRODUCT, OUR BUSINESS COULD FAIL IF THAT COMPANY EXPERIENCES DELAYS OR OTHER PROBLEMS.

Our operations will depend on one company over which we will not exercise direct control. We intend to be partially dependent on an as yet undetermined plastics company to assist us in the design of our product. We intend to be solely dependent on the same company to manufacture our product. This dependence could have a material adverse effect on our business if our manufacturer were to experience delays or other problems during the design or production of our product.

OUR BUSINESS COULD FAIL IF WE DO NOT COMPLY WITH GOVERNMENT REGULATIONS

Our product sold in the United States will be subject to the provisions of the Consumer Protection Safety Act (the "CPSA"), the Federal Hazardous Substances Act (the "FHSA"), and the regulations promulgated thereunder. The CPSA empowers the Consumer Products Safety Commission (the "CPSC") to take action against hazards presented by consumer products, including the formulation and implementation of regulations and uniform safety standards. The CPSC has the authority to seek to declare a product "a banned hazardous substance" under the CPSA and to ban it from commerce. The CPSC can file an action to seize and condemn an "imminently hazardous consumer product" under the CPSA and may also order equitable remedies such as recall, replacement, repair or refund for the product. The FHSA provides for the repurchase by the manufacturer of articles which are banned. Similar laws exist in some states and cities within the United States and in Canada, Australia and Europe. We do not maintain laboratories which have testing and other procedures intended to maintain compliance with the CPSA and the FHSA. As such, we cannot assure you that our product will be hazard free. Any material product recall could cause our business to fail.

WE MAY INCUR LIABILITY AS A RESULT OF PRODUCT LIABILITY OR OTHER LITIGATION.

We do not have insurance to cover commercial general liability, and as such, we will not be adequately protected against these claims. Liability claims could require us to spend significant time and money in litigation and to pay significant damages. As a result, liability claims, whether or not successful, could seriously damage our reputation and business. We may also be forced to implement expensive measures to alter the way our products are manufactured in order to avoid potential liability.

POSSIBLE INFRINGEMENT BY THIRD PARTIES OF OUR INTELLECTUAL PROPERTY RIGHTS, OR CLAIMS OF INTELLECTUAL PROPERTY INFRINGEMENT ASSERTED AGAINST US, COULD HARM OUR BUSINESS.

We have applied for and received trade name protection in the State of Arizona for our initial product, "Freedom Flask." We may invest resources in acquiring additional intellectual property protection in the future. We cannot guarantee you that we will be successful in obtaining intellectual property protection for our product. Although we currently believe that our initial product will not infringe upon the intellectual property rights of others, in the future third parties could assert claims of patent, trademark or copyright infringement or misappropriation of creative ideas or formats against us with respect to our product. We expect that participants in our market increasingly will be subject to infringement claims as the number of products in our industry segment grows. Any claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require us to enter into costly royalty or licensing arrangements or prevent us from using important technologies, ideas or formats, any of which could materially harm our business, financial condition or results of operations.

"PENNY STOCK" REGULATION MAY CAUSE BROKER-DEALERS TO BE UNABLE TO SELL OUR SECURITIES.

There will be "penny stock" regulation of broker-dealer sales of our securities. For transactions covered by Rule 15g-9 under the Exchange Act, a broker-dealer must furnish to all investors in penny stocks a risk disclosure document required by the rule, make special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for a transaction in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the risks of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

A penny stock means any equity security other than a security (i) registered, or approved for registration, upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1;
(ii) authorized or approved for authorization upon notice issuance, for quotation on the Nasdaq NMS; (iii) that has a price of five dollars or more; or
(iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell our securities.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR STOCK DUE TO STATE BLUE SKY LAWS.

Because our securities have not been registered for sale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy our securities. You may be unable to sell your stock in our company. Accordingly, you should consider the secondary market for our securities to be a limited one. You may be unable to resell your stock without the significant expense of state registration or qualification.

Item 4. Use of Proceeds

We are offering a minimum of 125,000 shares, and a maximum of 375,000 shares, of common stock in this offering. The proceeds from the sale of the first 125,000 shares will be held in our counsel's trust account pursuant to an escrow agreement, and the proceeds will be distributed to us upon the sale of 125,000 shares. We are paying for all of the expenses of this offering.

We intend to use all of such proceeds as indicated in the table below. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our development efforts and the competitive environment for our services.

Without realizing at least $50,000 of offering proceeds, we will not be able to commence planned operations and implement our business plan.

We plan plans to use the proceeds as follows:

                                          $       %         $        %         $       %
------------------------------------------------------------------------------------------
Offering Proceeds                      50,000   100.0%   100,000   100.0%   150,000  100.0%
Offering Expenses(1)                    6,964    13.9%     6,964     6.9%     6,964    4.6%
Net Proceeds from Offering             43,036    86.1%    93,036    93.1%   143,036   95.5%
Use of Net Proceeds
Office Equipment
  and Supplies(2)                       2,000     4.0%     2,000     2.0%     2,000    1.3%
Development and Engineering(2)          7,500    15.0%     7,500     7.5%     7,500    5.0%
Manufacturing costs                    15,000    30.0%    30,000    30.0%    45,000   30.0%
Marketing and Advertising              10,000    20.0%    30,000    30.0%    45,000   30.0%
General Working Capital (3)             8,536    17.1%    23,536    23.6%    43,536   29.0%
                                       ---------------------------------------------------
Total Use of Net Proceeds              43,036    86.1%    93,036    93.1%   143,036   95.5%
                                       ---------------------------------------------------
Total Use of Proceeds                  50,000   100.0%   100,000   100.0%   150,000  100.0%
------------------------------------------------------------------------------------------

     (1) The offering expenses are fixed and will not vary depending on the proceeds raised in the offering.

     (2) We believe that the categories of office equipment and supplies, and development and engineering, are fixed and will not vary depending on the proceeds raised in the offering.

     (3) The category of General Working Capital includes officer salaries (if any), printing costs, postage, telephone services, office supplies, and delivery services, and other expenses. See "LIQUIDITY AND CAPITAL RESOURCES" on page 27.

In the case that the offering does not reach the maximum and the total proceeds are less than the maximum indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses not to exceed the dollar amounts established in the table above. In that event, and after the purchase of a computer and a fax machine, we intend to concentrate available funds on the design, engineering and manufacturing costs of our product. We may decide to alter our Use of Proceeds if we discover that the costs of any category exceed our estimates. In that event, we will inform our investors using a filing with the SEC on Form 8-K.

If we fail to raise at least $50,000 in this offering, we will promptly return the monies to the investors without interest. (See "Item 17. Management's Discussion and Plan of Operation.")

Item 5. Determination of Offering Price

We have arbitrarily determined the offering price of our common stock, the price bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, we considered such factors as the previous experience of management, our anticipated results of operations, our present financial resources, and the likelihood of acceptance of this offering.

We currently have 10,000,000 shares of common stock issued and outstanding. On November 25, 1998, we issued 10,000,000 shares of common stock to David B. Stocker at $0.001 per share. On May 1, 2002, 9,900,000 of Mr. Stocker's shares were cancelled. On May 1, 2002, 9,900,000 shares of common stock were issued to Jonathan A. Firestein at $0.001 per share. On August 1, 2002, those shares were cancelled. On August 1, 2002, 9,900,000 shares of common stock were issued to

Steven E. Stocker at $0.001 per share. The last issue of stock from treasury occurred on August 1, 2002. All stock was issued based on a valuation by our Board of Directors.

Item 6. Dilution

"Dilution" represents the difference between the offering price and the net book value per share of common stock immediately after completion of this offering. "Net Book Value" is the amount that results from subtracting our total liabilities from total assets. In this offering, the level of dilution is substantial as a result of the low book value of the our issued and outstanding stock. The net book value of our company on May 31, 2002, was $0.0001 per share. Assuming we sell all of the shares in this offering, and giving effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $143,136 or $.0138 per share. Therefore, the purchasers of the our common stock in this offering will suffer an immediate and substantial dilution of approximately $0.3862 per share, while our present stockholders will receive an immediate and substantial increase of $0.01379 per share in the net tangible book value of the shares they hold. This will result in a 96.55% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the shares in this offering:

Assuming our sale
                                                   of:
                                       ---------------------------
                                       Minimum   250,000   Maximum
                                          of      shares     of
                                       125,000             375,000
                                                           shares
                                       ---------------------------
Offering price per share                $0.40    $0.40    $0.40
Net tangible book value per
share before offering                   $0.0001  $0.0001  $0.0001
                                       ---------------------------
Increase attributable to
shareholders                            $0.0042  $0.0090  $0.0137
Net tangible book value per
share after offering                    $0.0043  $0.0091  $0.0138
Per share dilution                      $0.3957  $0.3909  $0.3862
                                       ---------------------------
Dilution %                               98.93%   97.73%   96.55%
                                       ---------------------------

Item 7. Selling Security Holders.

Not Applicable. There are no selling shareholders in this Offering.

Item 8. Plan of Distribution.

Our shares of common stock will be sold directly through the efforts of Steven
E. Stocker and David J. McBride, our management. Our independent consultant, Jonathan A. Firestein, will not be involved in any manner in the sale of our securities. We believe that Messrs. Stocker and McBride are both exempt from registration as a brokers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, neither person is:

     1. not subject to a statutory disqualification, as that term is defined in section 3(a)39 of the Act, at the time of their participation; and

     2. not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. not at the time of his participation associated persons of a broker or dealer; and

     4. meeting the conditions of the following:

          A. They primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

          B. He is not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

          C. He does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Our officers and director may not purchase any securities in this offering.

We cannot assure you that we will sell all, or any, of the shares. As of the date of this prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in this offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to the "David B. Stocker Arizona Bar Foundation IOLTA Account," 4745 North 7th Street, Suite 234, Phoenix, Arizona 85014. All payments must be made in United States currency; either by personal check, bank draft, or cashiers check. There is no minimum purchase requirement. An investor's failure to pay the full subscription amount will entitle us to disregard the investor's subscription. An investor's subscription is not binding and will not become effective unless and until it is accepted. We have 3 business days after receipt either to accept or to reject the subscription. We will return any subscription that we reject within this 3-day period to the subscriber within 5 business days of the rejection date. Furthermore, once we accept a subscription agreement, we will notify the accepted subscriber within 5 days after our acceptance. Once we accept a subscription, the subscriber cannot withdraw it. If we do not raise a minimum of $50,000 in this offering, we will return all proceeds to the respective investors without interest.

This is not an underwritten offering. We have not committed to keep the registration statement effective for any set period of time.

No public market currently exists for shares of our common stock. We intend to apply to have our shares traded on the OTC bulletin board. We have not taken any actions to have our shares traded on the OTC bulletin board. We intend to apply to have our shares traded on the OTC bulletin board immediately after we have met the listing standards for the OTC bulletin board as set out by the National Association of Stock Dealers. In our case, these listing standards currently are:

     -    An effective Registration Statement under The Securities Act of 1933;
     - To remain current with our quarterly and annual report filings with the Securities and Exchange Commission; and,
     -    At least one market maker to make a market in our securities.

Other than to remain current with our quarterly and annual report filings, we need to achieve a sufficient number of shareholders to interest a market maker in making a market in our securities. There is no minimum number of shareholders required for a stock to trade on the OTC Bulletin Board. We anticipate that a registered offering by us may result in our stock being held by enough shareholders to interest a market maker to make a market in trading our stock.

Item 9. Legal Proceedings.

No director, officer, significant employee, or consultant of the company has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee, or consultant of the company has been permanently or temporarily enjoined, barred, suspended, or limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee, or consultant of the company has been convicted of violating a federal or state securities or commodities law.

Further, our officers and director know of no legal proceedings against the company, or our property contemplated by any governmental authority.

Item 10. Directors, Executive Officers, Promoters and Control Persons.

Directors, Executive Officers, Promoters and Control Persons.

Each of our directors is elected by the stockholders to a term of one (1) year and serves until his successor is elected and qualified. Each of our officers is appointed by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office.

The Board of Directors has no nominating, auditing, or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this Registration Statement:

Name and Address           Age          Position
--------------------------------------------------------------------------------
Steven E. Stocker          52           President, Chief Executive
                                        Officer, Chief Financial Officer,
                                        and Director

David J. McBride           30           Secretary

Mr. Stocker has held his office/position since August 1, 2002. Mr. McBride has held his office/position since May 1, 2002. Both persons are expected to hold their office/position until the next annual meeting of our stockholders.

Background of Directors, Executive Officers, Promoters and Control Persons

Steven E. Stocker became a director and officer of our company on August 1, 2002. In 1976, Mr. Stocker graduated from the State University of New York, Stony Brook with a B.A. in Biology. Mr. Stocker graduated from the University of California, Los Angeles in 1980 with a M.S. in Biology and a M.A. in Neuroscience.

From 1988-1990, Mr. Stocker worked as an editor and writer for Cambridge Scientific Abstracts in Bethesda, Maryland. That firm produced periodicals containing abstracts of scientific articles. From 1990-2000, Mr. Stocker worked as a science writer for R.O.W. Sciences, Inc. in Rockville, Maryland. R.O.W. Sciences is a health consulting firm that contracts with various governmental health agencies to produce writings on health subjects. From 2000 until the present, Mr. Stocker has worked as a senior science writer at Equals Three Communications in Bethesda, Maryland. Equals Three Communications is a social marketing firm that produces advertisements concerning various health issues.

Mr. Stocker has written, for both professional and lay audiences, numerous articles, reports, fact sheets, press releases, and meeting summaries on a wide variety of medical and scientific topics, including the neurobiology of substance abuse, immune disorders, and biomedical technology. Mr. Stocker's current position typically requires his expenditure of 40-50 hours of his time per week. However, he intends to devote approximately an additional 5 to 20 hours per week to the business of our company.

Mr. McBride, age 30, became a director and officer of the Company in May, 2002. In 1994, Mr. McBride graduated from the University of Florida with a B.S. degree in Accounting. In May, 2000, Mr. McBride graduated from Arizona State University with a Masters of Business Administration. From 1994 to 1998, Mr. McBride served as a manager in the Yacht Services Division of Bureau Veritas North American, Inc. ("BVNA"). BVNA provided tonnage certificates to yacht owners for registration purposes. Mr. McBride trained and supervised surveyors, worked with customers, and participated in business development activities. In 1999, Mr. McBride served as a Supply Management Intern with the Motorola Semiconductor Products Sector. From 2000 until the present, Mr. McBride has served as a Buyer/Planner for Cisco Systems, Inc. At Cisco, Mr. McBride manages the transition of new products into production, and works on cost reduction activities, risk mitigation, supply chain optimization, and contributes to the planning of the manufacturing process. Mr. McBride's current position typically requires his expenditure of 40-50 hours of his time per week. However, Mr. McBride intends to dedicate approximately an additional 5 to 10 hours per week to the business of our company. See "Directors and Executive Officers".

Family Relationships

Steven E. Stocker is the brother of David B. Stocker, our counsel.

Item 11. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of   Name and                   Position         Amount of      Percent of
 Class     Address of                                  shares         Class
           Beneficial                                  held by
           Owner of Shares                             Owner
--------------------------------------------------------------------------------
Common     Steven E. Stocker          President and     9,900,000     99.0%
           18712 Curry Powder Lane    Chief Financial
           Germantown, MD 20874       Officer, and
                                      Director

Common                                Executive         9,900,000     99.0%
                                      Officers and
                                      Directors as a
                                      Group

Item 12. Description of Securities.

Our authorized capital stock consists of 50,000,000 shares of common stock, having a $0.001 par value.

The holders of our common stock:

     - have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors;

     - are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     - do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

     - are entitled to one vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. We do not presently intend to pay any cash dividends in the foreseeable future, but rather, we intend to reinvest earnings, if any, in our business operations.

Reports

After this offering, we will furnish our shareholders with annual financial reports certified by our independent accountant, and will furnish unaudited quarterly financial reports.

Item 13. Interest of Named Experts and Counsel.

The validity of the common stock offered hereby will be passed upon for Practical Plastics, Inc. by David B. Stocker, Esq., Phoenix, Arizona. Mr. Stocker is our past president and director. Upon his resignation as an officer and director of the company on May 1, 2002, Mr. Stocker retained 100,000 shares of common stock that are governed by a Lock-Up Agreement which provides that he may not sell or transfer any of those shares before May 1, 2004. See Item 26 "Recent Sales of Unregistered Securities" herein for our capitalization history.

Certain of the financial statements of Practical Plastics, Inc. included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Shelley Intl CPA, an independent certified public accountant, whose reports thereon appear elsewhere herein and in the registration statement. Shelley Intl CPA has served as our independent auditor since inception. We have not had any dispute with our auditor over accounting or financial disclosure.

Neither Shelley Intl CPA (Auditor) or David B. Stocker, Esq. (Legal Counsel) was employed on a contingent basis in connection with the registration or offering of our common stock.

Item 14. Disclosure of Commission Position of Indemnification for Securities Act Indemnification of Directors and Officers

Our Articles of Incorporation and Bylaws, and certain statutes, provide for the indemnification of a present or former directors or officers. See Item 24 "Indemnification of Directors and Officers."

The Securities and Exchange Commission's Policy on Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in our Articles of Incorporation, or Bylaws, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Organization Within Last Five Years.

We were incorporated in the State of Nevada on November 24, 1998, as Magic Stories, Inc. David B. Stocker served as the sole officer and director of Magic Stories, Inc. from inception until May 1, 2002. Mr. Stocker was also the sole shareholder and promoter of our company during that time period. From May 1, 2002 until August 1, 2002, Jonathan A. Firestein, served as the president, sole director, and promoter of our company. We changed our name to Practical Plastics, Inc. on May 24, 2002. On August 1, 2002, Mr. Firestein resigned and Steven E. Stocker became our president and sole director.

See Item 26, "Recent Sales of Unregistered Securities" herein for the capitalization history of the company.

Item 16. Description of Business.

GENERAL

We were incorporated in the State of Nevada on November 24, 1998 as Magic Stories, Inc. David B. Stocker was the president and secretary, and sole officer and director of Magic Stories, Inc. from inception until May 1, 2002. Jonathan
A. Firestein was our president and director from May 1, 2002 until August 1, 2002. The company changed its name to Practical Plastics, Inc. on May 24, 2002. On August 1, 2002, Mr. Firestein resigned, and Steven E. Stocker became our president and sole director.

We are in our early development and promotional stages. To date, our only activities have been organizational, raising initial capital and developing our business plan. We have not commenced commercial operations. We have no employees other than our officers. We do not own any real estate. We do not intend to seek a business combination within the next 12 months. There are no agreements or understandings to merge with or acquire another company at this time.

BUSINESS DESCRIPTION

We intend to design, market and sell a plastic beverage container.

     PRODUCT DESCRIPTION

Our initial product release will be the FreedomFlask(R). The FreedomFlask will be a pliable plastic container designed to carry a liquid beverage around a person's waist, thus allowing for "hands free" beverage transport. Our product's design attributes will include a large opening near the top of the flask for easy filling, a dispenser valve at the bottom to access the contents of the flask, and a "one size fits all" nylon belt for hands-free transport. The FreedomFlask will hold up to 32 ounces of fluid and will be leak proof and reusable.

We believe that the primary use for the FreedomFlask will be at concert and sporting events. The design of the FreedomFlask should allow for a person to transport a beverage into any almost venue. We believe that the FreedomFlask will provide value to the consumer because the consumer will be able to avoid the generally high beverage prices at event venues. We also believe that the product will be useful for hikers, walkers, campers, and students who desire hands free transport of any type of beverage.

     PRODUCT DESIGN CHARACTERISTICS

The product's design highlights include:

     - Centered entry valve (used to fill the flask) - We will place the entry valve in the top and center of the product, thus allowing the consumer to easily fill the flask.

     - Nylon waist strap - The strap will be manufactured of a strong material to allow for long use. The clasp will be made extra large to insure that the product will stay firmly on the user's waist.

     - Pour valve with air bubble release - We will use a valve specially designed to remove air bubbles.

     - FreedomFlask holds 32 ounces - The large capacity will allow the consumer to carry more fluid than the typical 6-8 ounce beverage can or bottle.

     - Affordable - We intend to price the FreedomFlask at $14.99 ($12.99 plus $2.00 in shipping charges), and sell our product for less based on bulk orders.

     -    Reusable - Our product will be designed for repeated uses.

COMPETITION

     DIRECT COMPETITION TO FREEDOMFLASK

Our chief competitor is Floppy Flask, Inc., a Florida based company that sells the Floppy Flask. The proprietors of the Floppy Flask are University of Florida graduates. They conceived the product while in school, and their product has been on the market for several years.

We believe that the proprietors of the Floppy Flask do not engage in a full-fledged marketing campaign. The Floppy Flask is marketed mainly by word of mouth. The Floppy Flask sells for $14.99 ($12.99 plus a $2.00 shipping charge). The Floppy Flask is primarily purchased by students at universities in Georgia, Tennessee, and Florida for use at college football games. We believe that the vast majority of sales of the Floppy Flask are during the college football season. Floppy Flask Inc. maintains a website (www.floppyflask.com) and a toll free 888 phone number. The website and toll-free number are not actively promoted in print, media, radio, or online other than a couple of college fan websites. We believe that the Floppy Flask is virtually unknown outside of the Southern United States, and is primarily known only on college campuses with major football programs.

In summary, we believe that the Floppy Flask is regional in its reach. We intend to capitalize on what we believe is the large market that Floppy Flask has not filled.

     INDIRECT COMPETITION TO FREEDOMFLASK

Many other items exist for the transport or consumption of liquid. These products are manufactured from plastic, aluminum and glass. We believe that none of these products, however, are intended specifically to transport a beverage around a person's waist.

One well-known product is the Camelbak family of liquid "bladders" and backpacks. A Camelbak bladder is manufactured of plastic, filled at the top, and holds between 50 ounces and 100 ounces. The liquid inside the bladder is consumed by slightly biting on a long hose and drawing the liquid out. The products are normally sold with a backpack to carry the bladder. The Camelbak is primarily intended for use during outdoor sports such as hiking and mountain biking. The retail price of Camelbak products ranges from $25 - $30 for bladders alone, and up to $125 for full systems with bladders and backpacks. These items cannot be used around a person's waist.

Other indirect competitors to the utility of the FreedomFlask are the concession stands within concert and sporting event venues. We believe that beverage prices within event venues are significantly higher than the cost of beverages outside the venues, and that venue concession lines are typically long. A FreedomFlask owner can go directly to his seat without paying the concession prices and standing in line for beverages.

     OTHER DIRECT COMPETITION

Numerous traditional specialty/novelty flask products exist that produce the same utility - the transportation of liquid - as the FreedomFlask. Examples of these items are thin plastic flasks, slim metal flasks, wine "botas" or leather bags, canteens, and fake items commonly taken into outdoor events, such as binoculars and cameras that are actually flasks. These products are direct competition because they are designed to transport beverages. Many of these items are widely available on web sites (such as http://www.flaskshop.com/), and retail stores that sell liquor, novelty items and traditional flasks.

These other flask products tend to range in size from holding 1 ounce to 8 ounces of liquid. Generally speaking, the larger the flask, the less easily a consumer can transport it. Additionally, the price for a metal flask in the 6-8 ounce variety ranges from as low as $20 to as high as $37. For example, a 2-ounce cigar holder flask sells for $15, a wallet with 3-ounce flask sells for $40, and the binoculars and cameras sell in the $100 range. Lower cost items exist but there seems to be a high premium for specialty and novelty flasks. In comparison, we will sell the FreedomFlask for $14.99 ($12.99 plus $2.00 in shipping charges).

OUTSOURCING

We will not manufacture our product. We will outsource the production of our product with one manufacturer. We have conducted a search for a manufacturer to produce the FreedomFlask. We have had numerous conversations with manufacturers in the United States and representatives or manufacturer's agents for overseas manufacturers. We believe that choosing the correct manufacturer is an important decision. We will continue to explore all manufacturing options until we select a suitable manufacturer.

We have entered into preliminary discussions with the following manufacturers:
PacTech Engineering, Inc. - Rochester, New York, SF&A - Hebron, Kentucky, and Valley Packaging Supply Co. - Green Bay, Wisconsin. We have not entered into any contracts or arrangements with any of these manufacturers. We will not be able to enter into any definitive agreement with a manufacturer until the minimum amount of funds are raised in this offering.

We intend to use several criteria in our choice of a manufacturer for the FreedomFlask, including quality construction, cost, responsiveness and dependability. To minimize risk and maintain the opportunity to reduce our costs, we intend to review the existing products of our prospective manufacturer. As we begin production, we will require a manufacturer who is flexible and responsive to changing market conditions. Such a supplier must be in a strong financial condition and maintain a well-diversified customer base. We intend to continuously monitor the materials used and the performance of the manufacturer to identify lower cost options and/or improve production times.

MARKETING

     TARGET MARKET

We believe that the primary target market for the FreedomFlask is comprised of students, concert goers, and sports fans. Management believes that this market typically has expendable income and makes impulse purchases. Demographically speaking, our primary target market is 18-35 year old men and women. Key lifestyle factors include a dedication to sporting and/or concert events and frequent computer/Internet usage. We believe that the FreedomFlask also presents a way to save money, thus, the product should appeal to budget conscious customers as well.

     PRICING STRATEGY

We intend to sell the FreedomFlask using retail and discount pricing strategies. We will offer our product on a retail basis via the Internet and toll-free via 877-4-A-Flask. We will offer discount pricing for bulk orders. The following is our intended initial pricing structure, and excludes shipping charges.

Retail Pricing          Unit Price        Discount Pricing      Unit Price
--------------          ----------        ----------------      ----------
Purchase one             $ 12.99               1-10               $10.00
Each additional             9.99              11-25                 9.00
                                              26-50                 8.00
                                              50+                   7.00

     MARKETING STRATEGY

We have devised a three phase, multi-faceted plan for marketing to our target audience.

     - We intend to market to our target audience via the Internet and direct marketing packages sent via U.S. Mail. Our Internet direct marketing will be sent to Internet users in our target demographic that have opted to receive e-mail marketing from companies such as ours. We will send marketing packages via U.S. Mail to college organizations, i.e., fraternities, sororities, and sports fan clubs.

     - While building an initial customer base, we intend to promote our product by "word of mouth" advertising. We believe that satisfied customers will tell their friends about the FreedomFlask, thus resulting in additional sales for our company.

     - When we have started to realize revenues in an amount to be determined, we intend to contact retail distributors such as stores close in proximity to college campuses, as well as sporting goods stores.

     ONLINE MARKETING PROGRAMS

We intend to develop and maintain an e-commerce website to promote and sell our product.

Website Architecture - The website will be located at www.freedomflask.com, and we intend to design it and use software and hardware that allows for optimum performance and minimal down-time. We intend to have order-taking abilities at all times. Our website will be accessible via America Online, Netscape Navigator, or Microsoft Internet Explorer.

Website User Experience - We intend to design a simple, one to three page, website for the retail sales of our product on the Internet. We intend to clearly articulate the product's attributes and display a large picture of the product. We will place ordering information on the first page of our website.

Internet Marketing - We intend to use several online techniques to attract new customers. These techniques include purchasing e-mail lists from third-party marketing companies, the placement of our banner advertisements, and fixed placement of our website address on related or relevant websites. We intend to spend the majority of our marketing budget on e-mail marketing that will be sent to consumers who have opted in to receive offers such as ours.

     - E-mail Marketing Techniques - We believe that there are many companies in existence that cultivate and sell lists of e-mail addresses. When an Internet user signs up for a newsletter or service, often an option exists for the user to receive offers from partner websites. By selecting to "opt-in" for a newsletter, a consumer effectively provides his e-mail address to the e-mail company providing the newsletter. These e-mail addresses are then sold to companies like us that wish to send a marketing message. The lists can be segmented by numerous demographics such as age, gender, geographic location, and personal interests (sports, gaming, etc.) to produce a highly targeted list of potential customers. The lists are often provided with performance guarantees.

     - Banner Ads - A banner ad is an advertisement that typically appears on the top of a web page. We believe that the effectiveness of banner ads has declined in the last two years, as Internet users have become more accustomed to ignoring them. As a result, websites have started designing new types of banner ads, larger and more interactive, to attract visitors attention. Banner ads can be purchased with performance based guarantees to ensure a return on investment for the advertiser.

     - Fixed Placement - Fixed placements within websites are an excellent way to capture the attention of visitors to websites that are highly relevant to a company's products. As this requires the website to cede space to another company, this method of advertising is often expensive and offers no guaranteed return on investment. We believe that fixed placements can be highly profitable for both companies if a cost-effective deal is formed.

     - Search Engine Strategies - We intend to use search engines as a secondary source of Internet marketing. We intend to produce our search engine appearance on a consistent basis when a consumer searches for websites or information relating to the utilities provided by our product. We will continually strive to increase our website's exposure within search engines by applying advanced techniques. These techniques include the fine-tuning of the title tag, deployment of meta tags, focus-specific gateway pages, close attention to keyword selection, routine site maintenance checks, ensuring correct routing of all links to our website, and continual observation of comprehensive search engine placement and performance.

     - Affiliate Program Deployment - We intend to develop our own affiliate program. Affiliates will agree to place FreedomFlask products/promotions on their websites. Upon establishing an affiliate program, we then intend to submit our program to various other affiliate program matching services which should spread the reach of our program. In return, we intend to pay affiliates commissions on click-throughs, leads or purchases made through their sites. We have not yet determined the amount or scope of our commission program.

     VIRAL MARKETING

We intend to use viral marketing to promote our product. Viral Marketing is based on the idea that customers refer new potential customers to each other, i.e., "word of mouth" advertising. The purpose of viral marketing is to leverage a company's current customers to market that company's goods and services to other persons. Management believes that viral marketing will be an effective manner in which to promote our business, and will be cheaper and more credible than other forms of pervasive marketing.

We intend to employ the following viral marketing techniques:

     - Placing the www.freedomflask.com URL and (877) 4-A-Flask toll free telephone number on each FreedomFlask.

     - Enabling a website visitor to send product information to friends. By allowing the visitor to enter in friends' e-mail addresses, we will send an electronic postcard to the friends that contains a dynamic description of the FreedomFlask.

     - Displaying the ability for the customer to send information about the FreedomFlask to friends upon the placement of an order.

     - Marketing to fraternities, sororities, and sport and music fan clubs to promote members to tell other members about the FreedomFlask.

     OFFLINE MARKETING PROGRAMS

     We intend to employ the following the following marketing techniques:

     - Sample Products to Organizations - We intend to send marketing packages to fraternities and sororities, and sport and music fan clubs in order to promote bulk orders. One package for each group will include a sample product. Management believes that these groups represent our core target audience.

     - Print - We intend to place advertising in university student newspapers, music fan magazines, and NFL and other pro-sport team letters or magazines.

     - Retail Stores - We intend to solicit retail stores and other distributors to sell our product.

     DISTRIBUTION

     Order Fulfillment - We will receive orders from our website and our toll-free number, and in bulk from organizations. Management and our consultant intend to fill all orders for approximately the next 12 months. Later, we intend to retain an order fulfillment house when order volume increases to a level that justifies the expense. We also intend to later retain a customer service agency to field all telephone questions. We have not yet determined when, and under what circumstances, we will outsource order fulfillment and a customer service agency. We intend to use the U.S. Postal Service for our shipping needs.

     Telephone orders - We have reserved a toll-free number for ordering purposes, i.e., (877) 4-A-Flask (877-423-5275).

     Payments Accepted - We intend to accept all major credit cards. We will accept PayPal, an online service that allows people to pay us with funds from their checking accounts.

CONSULTANT

Our former president and director, Jonathan A. Firestein, now serves our company as an independent consultant pursuant to a written agreement. Mr. Firestein is also currently a director and officer of FirstCDP, Inc., a company that intends to operate a website concerning the Haight-Ashbury District of San Francisco, California. Mr. Firestein resigned from our company because he is involved in a registered public offering of stock in FirstCDP.

Mr. Firestein's compensation is based solely on our sales of the FreedomFlask. The five-year agreement provides that we will pay $2.50 to Mr. Firestein for each unit of the FreedomFlask that we sell. Mr. Firestein is not currently serving as a consultant for any other company.

EMPLOYEES

We are a development stage company and, other than our officers, currently have no employees. We are currently managed by Steven E. Stocker, president, chief executive officer, chief financial officer, and director, and David J. McBride, our secretary.

For a complete discussion of the experience of our management, please see "Directors and Executive Officers."

We plan to use our counsel, David B. Stocker, our independent auditor, Shelley Intl CPA, and contract information technology professionals as is necessary, and we do not plan to engage any full-time employees in the near future. We have not yet identified the contract information technology professional that will be necessary for the implementation of our website. We may hire additional employees based on the identified need and time constraints of Steven E. Stocker and David J. McBride. A portion of any employee compensation would likely include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

AVAILABLE INFORMATION

We have filed with Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the schedules, which are parts of the registration statement. For further information with respect to our company and common stock, see the registration statement and the exhibits and schedules thereto. Any document that we file may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. Our filings with the Commission are also available to the public from the Commission's website at www.sec.gov.

Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act (the "Act") and, accordingly, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above. We do not intend to file a registration statement under the Act after this offering becomes effective.

GOVERNMENT REGULATION

We do not require any government approval for the implementation of our business plan.

Our product sold in the United States will be subject to the provisions of the Consumer Protection Safety Act (the "CPSA"), the Federal Hazardous Substances Act (the "FHSA"), and the regulations promulgated thereunder. The CPSA empowers the Consumer Products Safety Commission (the "CPSC") to take action against hazards presented by consumer products, including the formulation and implementation of regulations and uniform safety standards. The CPSC has the authority to seek to declare a product "a banned hazardous substance" under the CPSA and to ban it from commerce. The CPSC can file an action to seize and condemn an "imminently hazardous consumer product" under the CPSA and may also order equitable remedies such as recall, replacement, repair or refund for the product. The FHSA provides for the repurchase by the manufacturer of articles which are banned. Similar laws exist in some states and cities within the United States and in Canada, Australia and Europe. We do not maintain laboratories which have testing and other procedures intended to maintain compliance with the CPSA and the FHSA. As such, we cannot assure you that our product will be hazard free. Any material product recall could cause our business to fail.

Item 17. Management's Discussion and Plan of Operation

You must read this section in conjunction with the Audited Financial Statements that are included in this Registration Statement.

A. Management's Discussion

The company was incorporated in the State of Nevada on November 24, 1998 as Magic Stories, Inc. On May 24, 2002, the company changed its name to Practical Plastics, Inc. The company is a start up and has not yet realized any revenues. To date, we have:

     - raised start-up monies for the stock capitalization of the our company through private equity offerings,
     -    recruited and retained a management team and board of directors, and
     -    developed a business plan.
     - retained an outside consultant to assist us in the design, development, and marketing of our product.

To date, we have raised $9,500 in the form of a promissory note payable to our company from our president, Steven E. Stocker. Our two former presidents, David
B. Stocker and Jonathan A. Firestein, each previously executed promissory notes made payable to our company in the amount of $9,500 in exchange for stock. These notes were cancelled at the time that Mr. Stocker and Mr. Firestein resigned as officers and directors and shares in exchange for the cancellation of shares.

In the initial operating period from November 24, 1998 (inception) to May 31, 2002, we generated no revenues while incurring $2,552 in general and administrative expenses. This resulted in a cumulative net loss of $2,552 for the period, which is equivalent to $0.00026 per share. The cumulative net loss is attributable solely to the costs of start-up operations.

B. Plan of Operation

We estimate that we need a minimum of $43,000 to maintain bare-bones operations for the next twelve (12) months. In this context, "bare-bones operations" means all of the following:

     1. We need to purchase the proper computer equipment, supplies, and Internet connection.
     2. We need to design and develop our product, and have a manufacturer produce it.
     3.   We need to implement our website.
     4. We will perform all administrative and office functions out of the office of our president.

We have set a minimum of $50,000 to be raised in this offering. If we do not raise that amount, we will cancel this offering, and return any monies the we have raised to our investors, without interest. Our offering proceeds will be the source of monies for the commencement of our business plan.

Over the next twelve (12) months, we plan to invest up to $2,500 in office equipment, including computers and peripherals, a fax machine, and a phone system.

We will conduct our operations from the home of our president, Steven E. Stocker. A computer and fax machine will be located at that location. We will outsource any copying needs during that time. We believe that this space will be sufficient for our needs for the next 12 months.

We anticipate that over the next twelve (12) months we will not hire any additional full- or part-time employees, as the services provided by Steven E. Stocker, David J. McBride, and Jonathan A. Firestein, appear sufficient during our initial growth stage.

Sales growth in the next twelve (12) months is important for our plan of operations. However, we cannot guarantee you that we will generate such growth. If we do not generate sufficient cash flow to support our operations in the next twelve (12) to twenty-four (24) months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. However, we cannot assure you that we would be able to raise enough capital to stay in business.

We intend to select a manufacturer that can also assist us in the design of our product. We have identified three (3) possible manufacturers. We intend to select the manufacturer within one (1) month after we raise $50,000 in this offering. Upon the selection of a manufacturer, we will immediately move forward with the design and development of our product. We will provide the manufacturer with our desired specifications of the product. The manufacturer will then produce a prototype. We will refine the prototype until we achieve our desired final product. We anticipate that this process will take approximately three to six months. We intend to immediately go forward with the manufacturing process upon the completion of the design and development process. We believe that the costs of the design and manufacturing process will be approximately $22,500 to $52,500, depending on how much money we raise in this offering, and how many units are initially produced. (See Item 4, "Use of Proceeds"). We anticipate that our first units will be ready for sale in approximately six to nine months. We anticipate that we will realize our first revenues from sales by the end of June, 2003.

We intend to create and launch our website at the time that we begin our efforts to design and manufacture our product. We will produce the creative design of the website. We will outsource the technical and computer aspects of the website construction to a company that we have not yet identified. We believe that the development cost of our website will be approximately $3,000. The website will be relatively simple in concept in that most of the product and ordering information will be placed on the front or first page of the website.

We intend to submit our website to various search engines. Our outsourced website developer will perform this function as a part of its development of our website, and the costs of these submissions will be included in our estimated costs of the outsourced development of our website.

We intend to deploy our viral or "word of mouth" marketing technique as a part of the development of our website and our product. We intend to include this information in our website, and on our product, at no additional development cost to our company.

We also intend to develop a comprehensive list of distributors and retailers that we will solicit to distribute our product. We anticipate that we will pursue this strategy upon the completion of the first manufacturing run of our product. We believe that distributors and retailers will not be interested in our product until we can show them a completed final product. We anticipate that the costs of seeking distributors and retailers will be approximately $1,000, which includes sending sample products to various distributors and retailers. We estimate that the sales cycle needed to bring these merchants and retailers into our distribution system to be approximately one year.

We will receive orders from our website and our toll-free number, and in bulk from organizations. Management will fill all orders for approximately the next 12 months. We intend to use the U.S. Postal Service for our shipping needs. Later, we intend to retain an order fulfillment house and a customer service agency to field all telephone questions when order volume increases to a level that justifies the expense. We have initially identified two companies that could serve to answer our telephone inquiries and to ship our orders, namely, www.customerdirect.com and www.tier3support.com. Each of these companies has an average charge of $250 per month for the shipping and telephone services.

We have executed a five-year consulting agreement with Jonathan A. Firestein for the development and marketing of our product. We will pay Mr. Firestein $2.50 for each unit of the FreedomFlask that we sell.

We will use a contract information technology company to construct our website for an approximate cost of $3,000. We have not yet identified this company. We intend to continue to employ our current accountant and counsel, and those costs are outlined below.

RESULTS OF OPERATIONS

During the period from November 24, 1998, (inception) through the period ending May 30, 2002, we engaged in no significant operations other than organizational activities, acquisition of a trade name registration and the URL address for our website, and preparation for registration of our securities under the Securities Act of 1933. We did not receive any revenues during this period. We anticipate generating revenue in the time period of June, 2003.

For the current fiscal year, we anticipate incurring a loss as a result of expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing our business plan. The expenses of state annual report fees, qualifications to do business and the like are included in the attorneys fees and expenses included in our offering expenses. The costs associated with filing this registration statement, and our expenses associated with applying for our shares to trade on the OTC bulletin board are also included in our offering expenses and attorneys fees.

With respect to costs of implementing our business plan, we anticipate that we will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of our business. We anticipate that expenditures from inception of the company to the fiscal year end of March, 2003 will be approximately $25,000 to $35,000, based on the minimum amount of $50,000 raised in this offering. We anticipate having the resources to support our operations during the next 12 months, even if we only raise the referenced $50,000 minimum.

LIQUIDITY AND CAPITAL RESOURCES

We remain in the development stage and, since inception, have experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, our balance sheet as of May 31, 2002 reflects total assets of $100 in the form of cash. We expect to carry out our plan of business discussed above.

We anticipate that cash on hand, even after attaining our minimum offering amount will meet our short-term cash requirements. The following table illustrates how we have budgeted for certain expenses to be paid from our working capital over the next twelve months:

    - Printing and engraving expenses                 $  500
    - Attorneys' fees and expenses                    $2,500
    - Accountants' fees and expenses                  $1,000
    - Transfer agent's and registrar's fees
      and expenses                                    $  500
    - Miscellaneous                                   $1,000
                                                      ------
                                  Total:              $5,500

Please refer to Item 4, "Use of Proceeds" for additional information on our anticipated expenses.

We will not expand our operations until sales have occurred and we feel that budgeted sales can support expansion. Therefore, we cannot identify any specific long-term capital requirements beyond the next twelve (12) months of operations. The future costs of sales will include the costs of manufacturing, distribution of our product, and operating our website. We plan to generate sufficient cash flow from sales to meet our long-term requirements. Although cash that we raise in this offering and cash flow from sales are expected to fulfill future capital needs over the next twelve (12) months of operations, if sales in the long term are insufficient, we may need additional capital to carry out our business plan. In the event that we require more capital, no commitments to provide additional funds have been made by management or other shareholders. Accordingly, we cannot assure you that any additional funds will be available on terms acceptable to us or at all.

Item 18. Description of Property.

Our independent consultant, Jonathan A. Firestein, has assigned all of his rights in and to the URL domain name, www.FreedomFlask.com, and the trade name registration in the State of Arizona for the trade name, "FreedomFlask," to the company.

We currently use office space supplied by our president, Steven S. Stocker, without charge based on an oral agreement, and on a monthly basis. This space is located within Mr. Stocker's personal residence. The house is in good condition. The house has the capacity for the necessary office equipment for our company, specifically, computer, fax, and telephone equipment. We intend to outsource any photocopying needs. We intend to store inventory in Mr. Stocker's house. We do not believe that we will need to obtain other office or storage space in the next 12 months and until our business plan is more fully implemented, at which time we may rent office facilities. We believe that any such facilities would be initially be located near Germantown, Maryland.

We have no patent trademarks, licenses, franchises, concessions, or royalty agreements.

Item 19. Certain Relationships and Related Transactions.

David B. Stocker, our former president and director, and our current counsel, retained 100,000 shares of common stock upon his resignation as an officer and director of our company. These shares are subject to a lock-up agreement, and may not be sold before May 1, 2004.

Jonathan A. Firestein, our former president and director, is now serving as an independent consultant to our company pursuant to a written agreement. The agreement is for a term of five years, and may be renewed for an additional five years upon our and Mr. Firestein's agreement. Mr. Firestein has agreed to assist our company in the design, development, and marketing of the Company's product, the FreedomFlask, including the creation of the design requirements and specifications, package selection and outsourcing of the manufacturing. Mr. Firestein will receive $2.50 for each unit of the FreedomFlask that we sell to an end user.

Mr. Firestein previously served our company as president and director. At that time, Mr. Firestein assigned his rights to the FreedomFlask tradename and domain name to the company. Mr. Firestein paid $10 for the tradename registration, and to date, he has paid $70 for the domain name registration. Mr. Firestein did not receive monies for the assignment, but he executed the assignment at the time that he became an officer and director of the company.

Item 20. Market for Common Equity and Related Stockholder Matters.

Market Information

As of the date of this Registration Statement, no public market exists for our common stock. This Registration Statement is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, we cannot assure you that a meaningful trading market will develop. We make no representation about the value of our common stock.

As of the date of this Registration Statement,

     - there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of the company.

     - there are no shares of stock that could be sold pursuant to Rule 144 under the Securities Act;

     -    there are no shares of stock that we have agreed to register for sale;

     - in the future, the 9,900,000 shares of common stock held by Steven E. Stocker, and 100,000 shares of common stock held by David B. Stocker, our counsel, collectively not registered under this Registration Statement, will be eligible for sale pursuant to Rule 144 under the Securities Act; and

     - other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this Registration Statement, we have 10,000,000 shares of $0.001 par value common stock issued and outstanding held by two (2) shareholders of record. Our Transfer Agent is Holladay Stock Transfer, 2939 North 67th Place, Scottsdale, Arizona 85251, telephone 480-481-3940.

Dividends

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of our Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

Item 21. Executive Compensation.

Name                   Position               Compensation for the Period
                                              from Inception (November 24, 1998)
                                              to May 31, 2002
--------------------------------------------------------------------------------
                                              Salary            Other
--------------------------------------------------------------------------------
Steven E. Stocker      President,             $0                $0
                       Chief Executive
                       Officer, Chief
                       Financial Officer,
                       and Director

David J. McBride       Secretary              $0                $0

There are no existing or planned option/SAR grants.

We have not paid any remuneration to any officer or director. Although no current plan is in existence, we may adopt a plan to pay or accrue compensation to our officers and directors for services related to the implementation of our business plan. We have no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but our Board of Directors may recommend to adopt of one or more such programs in the future. We have no employment contract or compensatory plan or arrangement with any of our executive officers. Our director does not currently receive any cash compensation for his service as a member of the board of directors. We have no compensation committee, and we have not adopted any compensation policies. For the time period from inception to May 31, 2002, we have not paid any salaries to management. In the future, we may elect a cash payment as well as a non-cash consideration. See "Certain Relationships and Related Transactions."

Item 22. Financial Statements.

                            PRACTICAL PLASTICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)



                              FINANCIAL STATEMENTS
                                  May 31, 2002
                                 March 31, 2002
                                 March 31, 2001

                                TABLE OF CONTENTS

                                                                            PAGE

COVER SHEET .................................................................F-1
TABLE OF CONTENTS ...........................................................F-2

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT ............................F-3

BALANCE SHEET, ASSETS .......................................................F-4

BALANCE SHEET, LIABILITIES AND STOCKHOLDERS' EQUITY .........................F-5

STATEMENT OF OPERATIONS .....................................................F-6

STATEMENT OF STOCKHOLDERS' EQUITY ...........................................F-7

STATEMENT OF CASH FLOWS .....................................................F-8

NOTES TO FINANCIAL STATEMENTS ............................................F-9-14

                               SHELLEY INTL., CPA
                               161 E. 1ST. ST. #1.
                                 MESA, AZ 85201
                                 (480) 461-8301


                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors PRACTICAL PLASTICS, INC.

I have audited the accompanying balance sheet of PRACTICAL PLASTICS, INC. (a Development Stage Company) as of May 31, 2002, March 31, 2002 and March 31, 2001 and the related statements of operations, stockholders' equity, and cash flows for the periods then ended and the statements of operations, stockholders' equity and cash flows from November 24, 1998 (inception) to May 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PRACTICAL PLASTICS, INC. (a development stage company) as of May 31, 2002, March 31, 2002 and March 31, 2001 and the related statements of operations, stockholders' equity, and cash flows for the periods then ended and the statements of operations, stockholders' equity and cash flows from November 24, 1998 (inception) to May 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company's ability to continue as a going concern. See Note 3 for details. The financial statements do not include any adjustments that might result from this uncertainty.


                                        /s/ Shelley Intl., CPA

June 10, 2002
Revised August 12, 2002,
Note 4, 7 & 8

                            PRACTICAL PLASTICS, INC.
                         (A Development Stage Company)

                                 BALANCE SHEET

                  as of May 31, 2002, March 31, 2002 and 2001

                                     ASSETS

                                 May 31,     March 31,    March 31,
                                  2002         2002         2001
                                  ----         ----         ----
CURRENT ASSETS
  Cash                             100            0            0
                                  ----         ----         ----
  Total Current Assets             100            0            0
                                  ----         ----         ----
OTHER ASSETS                         0            0            0
                                  ----         ----         ----
  Total Other Assets                 0            0            0
                                  ----         ----         ----
TOTAL ASSETS                       100            0            0
                                  ====         ====         ====

The accompanying notes are an integral part of these statements

                            PRACTICAL PLASTICS, INC.
                         (A Development Stage Company)

                                 BALANCE SHEET

             as of May 31, 2002, March 31, 2002 and March 31, 2001

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                       May 31,   March 31,  March 31,
                                                         2002      2002       2001
                                                       -------    -------    -------
LIABILITIES

Current Liabilities                                      2,152      1,300      1,115
                                                       -------    -------    -------
  Total Current Liabilities                              2,152      1,300      1,115
                                                       -------    -------    -------
  Total Liabilities                                      2,152      1,300      1,115
                                                       -------    -------    -------
STOCKHOLDERS' EQUITY
  Common  Stock, authorized 50,000,000 shares
  of stock, issued and outstanding 10,000,000 shares
  at May 31, 2002, March 31, 2002 and 2001, par
  value $0.001                                          10,000     10,000     10,000

  Additional Paid in Capital                                 0          0          0

  Stock Subscribed                                      (9,500)    (9,500)    (9,500)

  Deficit accumulated during the
  development stage                                     (2,552)    (1,800)    (1,615)
                                                       -------    -------    -------
  Total Stockholders' Equity                            (2,052)    (1,300)    (1,115)
                                                       -------    -------    -------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                       100          0          0
                                                       =======    =======    =======

The accompanying notes are an integral part of these statements

                            PRACTICAL PLASTICS, INC.
                         (A Development Stage Company)

                            STATEMENT OF OPERATIONS

  for the period from April 1, to May 31, 2002, years ended March 31, 2002 and 2001 and period November 24, 1998 (inception) to May 31, 2002

                                  Period                                          Period from
                                 April 1,       Year ended      Year ended        November 24,
                                to May 31,       March 31,       March 31,    1998 (inception) to
                                   2002            2002            2001           May 31, 2002
                                ----------      ----------      ----------         ----------
INCOME                                   0               0               0                  0
                                ----------      ----------      ----------         ----------
EXPENSES

  General, Selling and
  Administrative                       752             185             185              2,552
                                ----------      ----------      ----------         ----------
  Total Expense                        752             185             185              2,552
                                ----------      ----------      ----------         ----------
  Income before Provision for
  Income Taxes                         752             185             185              2,552

  Provision for Income Taxes             0               0               0                  0
                                ----------      ----------      ----------         ----------
NET INCOME (LOSS)                      752             185             185              2,552
                                ==========      ==========      ==========         ==========
Primary and Diluted Earnings
  (Loss) per Weighted Average
  Number of Common Shares            a               a               a                  a
                                ----------      ----------      ----------         ----------
Weighted Average Number of
  Common Shares                 10,000,000      10,000,000      10,000,000         10,000,000
                                ----------      ----------      ----------         ----------

a = less than $0.01

The accompanying notes are an integral part of these statements

                            PRACTICAL PLASTICS, INC.
                         (A Development Stage Company)

                       STATEMENT OF STOCKHOLDERS' EQUITY

       for the period from November 24, 1998 (inception) to May 31, 2002

                                                    Common Stock          Additional                    Cumulative
                                            --------------------------      Paid in         Stock       Deficit and      Total
                                               Shares        Amount         Capital      Subscribed       Net Loss       Equity
                                            -----------    -----------    -----------    -----------    -----------    -----------
Initial Capitalization 11/24/98
Stock for Services                              500,000            500                                                         500
Stock for Note                                9,500,000          9,500                        (9,500)                           --
Loss for year                                                                                                (1,245)        (1,245)
                                            -----------    -----------    -----------    -----------    -----------    -----------

Balance, March 31, 1999                      10,000,000         10,000             --         (9,500)        (1,245)          (745)

Net Income                                                                                                     (185)          (185)
                                            -----------    -----------    -----------    -----------    -----------    -----------

Balance, March 31, 2000                      10,000,000         10,000             --         (9,500)        (1,430)          (930)

Net Income                                                                                                     (185)          (185)
                                            -----------    -----------    -----------    -----------    -----------    -----------

Balance, March 31, 2001                      10,000,000         10,000             --         (9,500)        (1,615)        (1,115)

Net Income                                                                                                     (185)          (185)
                                            -----------    -----------    -----------    -----------    -----------    -----------

Balance, March 31, 2002                      10,000,000         10,000             --         (9,500)        (1,800)        (1,300)

Cancellation of Former President's Shares    (9,900,000)        (9,900)                        9,500           (400)
Reissue of Shares to New President            9,900,000          9,900                        (9,500)           400

Loss for Year                                                                                                  (752)          (752)
                                            -----------    -----------    -----------    -----------    -----------    -----------

Balance, May 31, 2002                        10,000,000         10,000             --         (9,500)        (2,552)        (2,052)
                                            ===========    ===========    ===========    ===========    ===========    ===========

The accompanying notes are an integral part of these statements

                            PRACTICAL PLASTICS, INC.
                         (A Development Stage Company)

                            STATEMENT OF CASH FLOWS

  for the period from April 1, to May 31, 2002, years ended March 31, 2002 and 2001 and the period from November 24, 1998 (inception) to May 31, 2002

                                                                                                Period from
                                                                                                November 24,
                                                   Period                                           1998
                                                January 1, to    Year ended      Year ended    (inception) to
                                                   May 31,        March 31,       March 31,        May 31,
                                                    2002            2002            2001            2002
                                                   ------          ------          ------          ------
Cash Flows from Operating Activities

     Net Income (Loss)                               (752)           (185)           (185)         (2,552)

     Net Change in Accounts Payable                   852             185             185           2,152
     Consulting for Stock                                                                             500
                                                   ------          ------          ------          ------

Net Cash Provided by Operations                       100               0              --             100
                                                   ------          ------          ------          ------

Cash Flow Used in Investing Activities                  0               0               0               0
                                                   ------          ------          ------          ------

Cash Flows from Financing Activities

     Stock Subscription Note                                                                       (9,500)
     Sales of Stock for Note                            0               0               0           9,500
                                                   ------          ------          ------          ------

Cash Flows from Financing Activities                    0               0              --              --
                                                   ------          ------          ------          ------

Net Increase (Decrease) in Cash                       100               0               0             100

Cash, Beginning of Period                               0               0               0               0
                                                   ------          ------          ------          ------

Cash, End of Period                                   100               0               0             100
                                                   ======          ======          ======          ======

The amount of interest paid for the periods shown above was $0.00. The amount of taxes paid for the periods shown above was $0.00.

Significant non cash transactions
Issuance of 500,000 shares of common stock for consulting services valued at $500 November 24, 1998

The accompanying notes are an integral part of these statements

                            PRACTICAL PLASTICS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

PRACTICAL PLASTICS, INC. (the Company) was organized in the state of Nevada on November 24, 1998 under original name Magic Stores, Inc. On May 1, 2002 the articles were amended to change the name to the current PRACTICAL PLASTICS, INC. The Company has been and is currently in its development stage and to date its activities have been limited to organization and capital formation. The Company currently has no operations and, in accordance with SFAS No. 7, is considered a development stage company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company has no assets except cash and no debt except a payable to the Company counsel. There has been no operational revenue. The relevant accounting policies and procedures are listed below.

Accounting Basis

The basis is generally accepted accounting principles.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has no potentially dilutive securities outstanding at the end of the statement periods. Therefore, the basic and diluted earnings (loss) per share are presented on the face of the statement of operations as the same number.

The Company has not issued any options or warrants or similar securities since inception.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

Stock Based Compensation

The Company accounts for its stock based compensation based upon provisions in SFAS No. 123, Accounting for Stock-Based Compensation. In this statement stock based compensation is divided into two general categories, based upon who the stock receiver is, namely, and 1. non-employees, 2. employees or directors. The employees/directors category is further divided based upon the particular stock issuance plan, namely compensatory and non-compensatory. Each of these categories treats the valuation of the stock issuance for accounting purposes in a specific manner. For non-employees, the security is recorded at its fair value. For employees receiving non-compensatory stock based compensation, no security value is recorded until the stock is issued and paid for. For employees receiving compensatory stock based securities the Company may select between two methods. These two methods are either the recording of the compensation at the securities fair value or its intrinsic value. The recoding of the securities at fair value is the preferred method of accounting.

The Company has selected to utilize the fair value method for the valuation of its securities given as compensation.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Advertising

Advertising is expensed when incurred. There has been no advertising since inception.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs

Offering costs from outside the Company (such as broker fees) are accumulated and amortized directly against the offering proceeds ratably over the life of the offering through the statement of stockholders' equity. Offering costs generated internally (officer salaries, etc.) are expensed as incurred.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue, nor operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek a merger candidate. No guarantee can be given that this offering will be successful.

NOTE 4. STOCKHOLDERS' EQUITY

At inception, the Company had 50,000,000 shares of common stock authorized. The shareholders have all of the rights afforded Nevada shareholders.

Par value is $0.001 per common share.

There are no warrants or options outstanding to acquire any additional shares of common stock.

The Company was initially capitalized on November 24, 1998 with 10,000,000 shares of common stock sold. These were paid for with services done by the Company president for a value of $500 and a note of $9,500 from the Company president. This note is shown as stock subscribed in the stockholders' equity section of the balance sheet and in the statement of stockholders' equity. Payments on the note are to commence on January 1, 2003 at a rate of $500 per month until paid off. These shares have no trading restrictions except those imposed by the federal government, which are that the stock is not tradable until the note is fully paid for.

On May 1, 2002 the Company appointed a new president. The old president resigned as officer and director and 9,900,000 shares of his common stock were cancelled and he retained 100,000 shares of the previously issued shares. On May 1, 2002 the new president executed a promissory note to the Company of $9,500 for 9,900,000 shares of common stock. The terms of the new note were similar to the terms of the old note.

NOTE 5.  RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Office services are currently provided without charge by the Company president. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.

Calculation of Net Deferred Taxes   5/31/02      3/31/02      3/31/01
                                    -------      -------      -------

Organization Costs difference           160          178          290
Estimated Net Operating Loss           2392        1,594        1,325
                                     ------       ------       ------
Total                                 2,552        1,772        1,615
Marginal rate 22%
Deferred Tax Liability                  561          390          363
Less: Valuation Account                (561)        (390)        (363)
                                     ------       ------       ------

Net Deferred Tax Liability                0            0            0
                                     ------       ------       ------

The provision for income taxes for the various periods is comprised of the net change in deferred taxes plus the current taxes payable as shown in the chart below.

                                    5/31/02      3/31/02      3/31/01      11/98-5/02
                                    -------      -------      -------      ----------
     Net change in deferred taxes         0            0            0            0
     Current taxes payable                0            0            0            0
                                     ------       ------       ------       ------

     Provision for Income Taxes           0            0            0            0
                                     ------       ------       ------       ------

Below is a chart showing the estimated federal net operating losses and the year in which it will expire for all periods from inception, November 24, 1998, to May 31, 2002.

     Year                            Amount     Expiration
     ----                            ------     ----------

     1998                              731         2021
     1999                              297         2022
     2000                              297         2020
     2001                              297         2021
     2002                              297         2022
     5/31/02                           770         2022

NOTE 7. OPERATING LEASES AND OTHER COMMITMENTS:

As explained in the note pertaining to related parties, the Company uses the offices of its president with no charge. The Company has no lease obligations of any kind. The five year projection of these future obligations are as followings will be zero in each year.

                              Year 1   Year 2   Year 3   Year 4    Year 5
                              ------   ------   ------   ------    ------

Operating Leases, etc            0        0        0        0         0

NOTE 8. THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards SFAS 141-144 and their effect on the Company.

SFAS 141 Business Combinations

This statement addresses financial accounting and reporting for business combinations and supersedes APB 16 and SFAS 38. All business combinations in the scope of this statement are to be accounted for using one method, the purchase method. The effective date for this statement is June 30, 2001 and thereafter.

SFAS 142 Goodwill and Other Intangibles Assets

This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB 17. It addresses how intangible assets that are acquired individually or with a group (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The effective date for this statement is December 15, 2001.

SFAS 143 Accounting for Asset Retirement Obligations

This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of leases. This statement amends SFAS 19. The effective date for this statement is June 15, 2002.

SFAS 144 Accounting for the Impairment or Disposal of Long-Lived Assets

This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS 121, the accounting and reporting provisions of APB 30 and amends ARB 51. The effective date of this statement is December 15, 2001.

SFAS 145 Extra-ordinary item classification, sale-lease-back classification

This statement rescinds SFAS 4, 44 and 64 and reinstates APB 30 as the standard for the classification of gains and losses of the extinguishment of debt as extra-ordinary items. This standard also amends SFAS 13 in that it requires that capital leases that are modified so that the resulting lease agreement is classified as an operating lease be accounted for under the sale-lease-back provisions of SFAS 98. The effective date of this statement is May 15, 2002.

The adoption of these new statements is not expected to have a material effect on the Company's current financial position, results or operations, or cash flows.

NOTE 9. SUBSEQUENT EVENTS

On August 1, 2002, the president resigned as officer and director and a new president was appointed. All of the shares of the resigning president were cancelled in exchange for the cancellation of the promissory note to the Company. On that same day, the Company issued 9,900,000 shares of restricted common stock to the newly appointed president in exchange for his issuing a promissory note for $9,500.

Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. We indemnify any of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as one of our officers or directors. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered. We will pay all costs and expenses relating to the registration of our common stock. All amounts are estimated.

SEC Registration Fee                $   14
EDGAR Conversion Fees               $1,500
Blue Sky Qualification Fees         $  250
and Expenses
Accounting Fees and Expenses        $2,000
Legal Fees and Expenses             $2,500
Printing and Engraving              $  200
Miscellaneous                       $  500
                                    ------

Total                               $6,964

Item 26. Recent Sales of Unregistered Securities.

On November 25, 1998, we issued 10,000,000 shares of our $0.001 par value common stock to David B. Stocker, our counsel, who was then president and director, in exchange for $500 in services as an officer and director and $9,500 in a subscription receivable. The total amount of the transaction was $10,000 or $0.001 per share. This sale of stock by us did not involve any public offering or solicitation. At the time of the issuance, Mr. Stocker was in possession of all available material information about the company. Also, Mr. Stocker has a degree of financial sophistication that allowed him to make independent assessments of the investment merits of the company. On the basis of these facts, we claim that the issuance of stock to Mr. Stocker was qualified for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

On May 1, 2002, Jonathan A. Firestein became president and director of the company, Mr. Stocker resigned as officer and director, and Mr. Stocker cancelled 9,900,000 shares of our common stock. His promissory note to the company was also cancelled, and he retained 100,000 of the previously issued shares as payment for his services to our company as an officer and director. On May 1, 2002, we issued 9,900,000 shares of common stock to Mr. Firestein in exchange for Mr. Firestein executing a promissory note in favor of the company in the amount of $9,500, and for $400 in services as president and director, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Mr. Firestein, a sophisticated investor, was familiar with the Company's business plans and made the investment decision on the basis of material information disclosed to him by the company. Mr. Firestein researched and created the business plan of the company referenced in this offering.

On August 1, 2002, Steven E. Stocker became president and director of the company, Mr. Firestein resigned as officer and director and all of his shares were cancelled in exchange for the cancellation of the promissory note. On August 1, 2002, we issued 9,900,000 shares of common stock to Mr. Stocker in exchange for executing a promissory note in favor of the company in the amount of $9,500, and for $400 in services as president and director pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Mr. Stocker, a sophisticated investor, was familiar with the Company's business plans and made the investment decision on the basis of material information disclosed to him by the company. Mr. Stocker's services to the company will include serving as an officer and director, and working with our consultant in the development and marketing of our product.

Item 27. Exhibits.

 Exhibit
  Number  Name and/or Identification of Exhibit

     3.   Articles of Incorporation & By-Laws

          (a) Articles of Incorporation of Magic Stories, Inc. filed on November 24, 1998 (previously filed)

          (b) Amendment to Articles of Incorporation filed on May 24, 2002 (previously filed)

          (c) Amended Bylaws of Practical Plastics, Inc. adopted on May 1, 2002 (previously filed)

     5.   Opinion on Legality
          Attorney Opinion Letter (previously filed)

     23.  Consent of Experts and Counsel

          (a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing (previously filed)

          (b)  Consent of Independent Auditor

     99.  Other Exhibits

          (a)  Promissory Note (previously filed)

          (b)  Subscription Agreement (general) (previously filed)

          (c)  Specimen Share of Common Stock (previously filed)

          (d)  Assignment (previously filed)

          (e)  Jonathan A. Firestein Consulting Agreement

          (f)  Escrow Agreement (previously filed)

          (g)  First Amended Lock-Up Agreement

          (h)  Application for Registration of Trade Name (previously filed)

Item 28. Undertakings.

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information distribution not previously disclosed in the material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, Maryland on September 27, 2002.

                                        Practical Plastics, Inc.


                                        /s/ Steven E.Stocker
                                        ----------------------------------------
                                        By:  Steven E. Stocker
                                        Its: President, Chief Executive Officer,
                                             Chief Financial Office, and
                                             Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/  Steven E. Stocker               President, Chief Executive Officer, Chief
----------------------------         Financial Officer, and Director
Steven E. Stocker                    September 27, 2002


/s/  David J. McBride                Secretary
----------------------------
David J. McBride                     September 27, 2002

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